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                                     BYLAWS
                                       OF
                          BEN-ABRAHAM TECHNOLOGIES INC.
                                 (THE "COMPANY")


                                     OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Company will be determined from time to time by the Board of Directors.

SECTION 2. REGISTERED OFFICE. The registered office of the Company required by
Section 17-16 of the Wyoming Statutes to be maintained in the State of Wyoming is as designated in the Articles of Incorporation. The Board of Directors of the Company may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office will be filed with the Secretary of State of the State of Wyoming.

SECTION 3. OTHER OFFICE. The Company may establish and maintain such other offices, within or without the State of Wyoming, as are from time to time authorized by the Board of Directors.


                            MEETINGS OF SHAREHOLDERS.

SECTION 4. PLACE OF MEETINGS. Each meeting of the shareholders will be held at the principal executive office of the Company or at such other place as may be designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and President; provided, however, that any meeting called by or at the demand of a shareholder or shareholders will be held in the county where the principal executive office of the Company is located.

SECTION 5. ANNUAL MEETINGS. Annual meetings of the shareholders will be held on an annual basis as determined by the Board of Directors. At each annual meeting, the shareholders will elect directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact such other business as may properly be brought before the meeting.

SECTION 6. NOTICE OF ANNUAL MEETINGS. Unless otherwise required by law, written notice of the time and place of each annual shareholder meeting will be mailed, postage prepaid, at least 10 but not more than 60 days before such meeting, to each shareholder entitled to vote thereat at his or her address as the same appears upon the books of the Company.

SECTION 7. SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chairman of the Board or the Chief Executive Officer and President and will be called by either such officer at the request in writing of two or more members of the Board of Directors or at the request in writing of one or more shareholders holding not less than ten percent of the voting power of all shares of the Company entitled to vote. Such request which will be by registered mail or delivered in person to the Chairman of the Board or the Chief Executive Officer and President of the Company specifying the purposes of the proposed meeting.

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SECTION 8. NOTICE OF SPECIAL MEETINGS. Written notice of the time, place and purpose or purposes of a special meeting will be mailed, postage prepaid, at least 10 but not more than 60 days before such meeting, to each shareholder entitled to vote at such meeting at his or her address as the same appears upon the books of the Company.

SECTION 9. BUSINESS TO BE TRANSACTED. No business will be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

SECTION 10. WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and will be given in writing or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

SECTION 11. SHAREHOLDER'S LIST. After fixing a record date for a meeting, the officer having charge of the share ledger of the Company will prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list will be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shareholder held by each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Company's principal executive office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his or her agent, or attorney is entitled on written demand to inspect, and subject to the requirements of Section 17-16, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The Company will make the shareholders' list available at the meeting, and any shareholder, his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

SECTION 12. QUORUM AND ADJOURNMENT. A quorum for the transaction of business at any meeting of shareholders shall be two shareholders represented in person or by proxy from each voting group entitled to vote on each of the matters to be voted on at the meeting, and otherwise entitled to vote at such meeting, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum will not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

SECTION 13. VOTING RIGHTS. A shareholder may cast his or her vote in person or by proxy. When a quorum is present at the time a meeting is convened, the affirmative vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy will decide such question unless the question is one upon which, by express provision of the

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applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision will govern and control the decision of such question.

SECTION 14. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Company at or before the meeting at which the appointment is to be effective. The shareholder, or his or her agent or attorney-in-fact, may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder, or his or her agent or attorney-in-fact, authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy will be valid after 11 months from its date, unless the proxy expressly provides for a longer period.

SECTION 15. MANNER OF VOTING. Each shareholder will at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder and except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Company within 20 days next preceding any election of directors will be voted in such election of directors.

SECTION 16. RECORD DATE. The Board of Directors may fix a date, not exceeding 70 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, will be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period.

SECTION 17. ORGANIZATION OF MEETINGS. The Chairman of the Board will preside at all meetings of the shareholders, in the absence of the Chairman of the Board or if the office of the Chairman of the Board is vacant, the Chief Executive Officer and President will preside at meetings of the shareholders. The Secretary will act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the presiding officer will act as secretary.

SECTION 18. ELECTRONIC CONFERENCES AND PARTICIPATION BY ELECTRONIC MEANS. A conference among shareholders conducted by any means of communication through which the shareholders may simultaneously hear each other during the conference will constitute an annual or special meeting of shareholders, provided the notice of the conference is given to every holder of shares entitled to vote pursuant to sections 3 or 5 of this Article II. A shareholder may participate in an annual or special meeting of shareholders by any means of communication through which the shareholder, other shareholders so participating, and all shareholders physically present at the meeting may simultaneously hear each other during the meeting. Such participation in a meeting will constitute presence at the meeting in person or by proxy.

SECTION 19. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting notice if the proposed action is given to all voting shareholders and the action is taken by the holders of all shares entitled to vote on that

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action. Such action will be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the Company for inclusion in the minutes for filing with the corporate records. If not otherwise fixed under Section 17-16 of the Wyoming Statutes, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. No written consent will be effective to take the corporate action referred to therein unless, within 60 days of the earliest date appearing on a consent delivered to the Company, written consents signed by all shareholders entitled to vote on the action are received by the Company. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing such certificate will state therein that the action was effected in the manner aforesaid.

                               BOARD OF DIRECTORS

SECTION 20. GENERAL POWERS. The business and affairs of the Company will be managed by or under its Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 21. NUMBER AND TERM OF OFFICE. The number of directors which will constitute the whole board will be at least one, or such other number as may be determined by the Board of Directors or by the shareholders at an annual or special meeting. Except as otherwise permitted by statute or by the Articles of Incorporation of the Company, the directors will be elected at each annual meeting of the Company's shareholders (or at any special meeting of the shareholders called for that purpose) by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and each director will be elected to serve until the next annual meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy will occur by reason of death, resignation, or removal for office. Directors will be natural persons, but need not be shareholders.

SECTION 22. RESIGNATION AND REMOVAL. Any director may resign at any time by giving written notice to the Company. Such resignation will take effect when the notice is delivered or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective. The shareholders may remove one or more directors with or without cause unless the Company's Articles of Incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice will state that the purpose, or one of the purposes, of the meeting is removal of the director.

SECTION 23. VACANCIES. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred. With respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy will be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

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SECTION 24. MEETINGS OF DIRECTORS. The Board of Directors of the Company may
hold meetings, from time to time, either within or without the State of Wyoming, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting will be held at the principal executive office of the Company.

SECTION 25. CALLING MEETINGS. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board or the Chief Executive Officer and President on 24 hours' notice or (ii) any director on 10 days' notice, to each director, either personally, by telephone or by mail or telegram. Every such notice will state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chairman of the Board will state the purpose of the meeting.

SECTION 26. PARTICIPATION BY ELECTRONIC COMMUNICATIONS. Directors of the Company may participate in a meeting of the Board of Directors by means of conference telephone or by similar means of communication by which all persons participating in the meeting can simultaneously hear each other. A director so participating will be deemed present in person at the meeting.

SECTION 27. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and will be given in writing or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

SECTION 28. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the Chairman of the Board or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal will not constitute presence for purposes of determining the existence of a quorum, but consent or opposition will be counted as a vote in favor of or against the proposal and will be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

SECTION 29. QUORUM. At all meetings of the Board of Directors a majority of the directors will constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation. If a quorum will not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 30. ORGANIZATION OF MEETINGS. The Chairman of the Board will preside at all meetings of the Board of Directors and in his or her absence the Chief Executive Officer and President will act as presiding officer. The Secretary will act as secretary of all meetings of the

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Board of Directors, and in his or her absence any person appointed by the presiding officer will act as secretary.

SECTION 31. COMMITTEES. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the Company to the extent provided in such resolution. Such committees, however, will at all times be subject to the direction and control of the Board of Directors. Committee members will be directors and will be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee will constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws will apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions and valid acts. Each committee will keep regular minutes of its proceedings and report the same to the Board of Directors.

SECTION 32. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action will be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

SECTION 33. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment will preclude a director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 34. CHAIRMAN OF THE BOARD. The Board of Directors will, from time to time, elect one of the directors to serve as the Chairman of the Board. The Chairman of the Board will be considered an officer of the Company and will have such duties as the Board of Directors will determine.

                                    OFFICERS

SECTION 35. NUMBER AND QUALIFICATION. The officers of the Company will be chosen by the Board of Directors and include a Chairman of the Board, a Chief Executive Officer and President, a Chief Operating Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Chief Financial Officers, each of whom will have the powers, rights duties and responsibilities set for the in these Bylaws unless

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otherwise determined by the Board. Any of the offices or functions of those offices may be held or exercised by the same person.

SECTION 36. ELECTION AND TERM OF OFFICE. The initial officers of the Company will be elected by the Board of Directors at its first duly held meeting and all officers will hold office until their successors have been duly elected, unless prior thereto such officer will have resigned or been removed from office as hereinafter provided.

SECTION 37. RESIGNATION, REMOVAL AND VACANCIES. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice. Any officer or agent elected or appointed by the Board of Directors will hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors present at a duly held Board meeting. A vacancy in an office may, or in the case of a vacancy in the office of the Chief Executive Officer and President or Chief Financial Officer will, be filled for the unexpired portion of the term by action of the Board of Directors.

SECTION 38. SALARIES. The salaries of all officers of the Company will be fixed by the Board of Directors or by the Chief Executive Officer and President if authorized by the Board of Directors.

SECTION 39. CHIEF EXECUTIVE OFFICER AND PRESIDENT. The Chief Executive
Officer and President will be the chief executive officer of the Company. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer and President will have general active management of the business of the Company, will see that all orders and resolutions of the Board of Directors are carried into effect, will sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the Company, will maintain records of and, whenever necessary, certify proceedings of the Board of Directors and shareholders, and will perform such other duties as may from time to time be prescribed by the Board of Directors.

SECTION 40. CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Company and shall, in the absence and disability of the Chief Executive Officer and President and with the Boards approval, perform the duties and exercise the powers of the Chief Executive Officer and President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President may from time to time prescribe.

SECTION 41. CHIEF FINANCIAL OFFICER. The Chief Financial Officer will be the chief financial officer of the Company. The Chief Financial Officer will keep accurate financial records for the Company, will deposit all moneys, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Board of Directors will designate from time to time, will endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Board of Directors, making proper vouchers therefor, will disburse corporate funds and issue checks and drafts in the name of the Company as ordered by the Board of Directors, will

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render to the Chief Executive Officer and President and the Board of
Directors, whenever requested, an account of all such officer's transactions as Chief Financial Officer and of the financial condition of the Company, and will perform such other duties as may be prescribed by the Board of Directors from time to time. If required by the Board of Directors, the Chief Financial Officer will give the Company a bond in such sum and with such surety or sureties as will be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

SECTION 42. SECRETARY. The Secretary will attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose. He or she will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer and President, under whose supervision he or she will be.

SECTION 43. VICE PRESIDENTS. The Vice President, if any, or if there will be more than one, the Vice Presidents in the order determined by the Board of Directors, will perform such duties and have such powers as the Board of Directors or the President and Chief Executive Officer may from time to time prescribe.

SECTION 44. ASSISTANT SECRETARIES. The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer and President may from time to time prescribe.

SECTION 45. AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Company will respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors.

                              CERTIFICATES OF STOCK

SECTION 46. CERTIFICATES OF STOCK. Every holder of stock in the Company will be entitled to have a certificate, signed by, or in the name of the Company by the Chief Executive Officer and President and the Secretary or an Assistant Secretary of the Company, if there be one, certifying the number of shares owned by him or her in the Company. The certificates of stock of each class will be numbered in the order of their issue.

SECTION 47. FACSIMILE SIGNATURES. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chief Executive Officer and President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates will cease to be such officer or officers of the Company before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates

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or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

SECTION 48. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it will require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

SECTION 49. TRANSFERS OF STOCK. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 50. REGISTERED SHAREHOLDERS. The Company will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and will be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof, except as otherwise provided by applicable statute.

                                 INDEMNIFICATION

SECTION 51. INDEMNIFICATION. The Company shall indemnify its officers and directors to the fullest extent permissible under the provisions of Section 17-16 of the Wyoming Statutes, as amended from time to time, or as required or permitted by other provisions of law. Any repeal or modification of this
Article VI will be prospective only and will not adversely affect any right to indemnification of a director or officer of the Company existing at the time of such repeal or modification.

SECTION 52. INSURANCE. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

                               GENERAL PROVISIONS

SECTION 53. FISCAL YEAR. The fiscal year of the Company will be fixed by resolution of the Board of Directors.

SECTION 54. DIVIDENDS. Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Company may be declared by the Board

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of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

SECTION 55. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors will think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 56. SEAL. The Company will not have a corporate seal.

SECTION 57. CHECKS. All checks or demands for money and notes of the Company will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 58. AMENDMENTS. The Board of Directors will have the power to adopt, amend or repeal the Bylaws of the Company, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board will not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

                                                 Date approved: December 8, 1998



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